Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Aimee Punessen, (615) 236-8329

aimee.punessen@franklinsynergy.com

Franklin Financial Network, Inc. Reports Record Earnings for 2015

Franklin, Tenn., January 26, 2016 – Franklin Financial Network, Inc., (NYSE:FSB) the parent company (the “Company”) of Franklin Synergy Bank (the “Bank”), today reported record consolidated net income of $16.1 million for the year ended December 31, 2015, an increase of 91.1% over $8.4 million for the same period in 2014. Basic earnings per common share for the year ending December 31, 2015 totaled $1.62, a 22.7% increase compared to $1.32 for the same period in 2014.

For the fourth quarter of 2015, consolidated net income was $4.7 million, a 64.5% increase compared to $2.8 million for the fourth quarter of 2014. Basic earnings per common share for the quarter ending December 31, 2015 totaled $0.44, a 22.2% increase compared to $0.36 for the same period in 2014. Basic earnings per common share were down slightly compared to $0.49 for third quarter of 2015, which included $1.2 million of pre-tax income related to the payoff of a purchased credit-impaired loan relationship.

On a fully diluted basis, earnings per share were $0.41 for the quarter ended December 31, 2015, compared to $0.34 for the quarter ended December 31, 2014, an increase of 20.6%. For the year ended December 31, 2015, fully diluted earnings per share were $1.54, an increase of 21.3%, compared to $1.27 for the year ended December 31, 2014.

“The year 2015 was the most profitable year in the history of our bank, with earnings that nearly doubled 2014 earnings, and we posted our twenty-eighth consecutive profitable quarter,” explained Richard Herrington, Chairman and Chief Executive Officer. “Organic loan growth continues to exceed expectations. Our annual growth rate in loans, including loans held for sale, is more than 63% since December 31, 2014; at the same time, we continued to diversify our loan portfolio, while maintaining a strict focus on asset quality.”

“Compared to the third quarter of 2015, earnings were down slightly in the fourth quarter due to the $1.2 million of pre-tax income related to the purchased credit impaired loan payoff in the third quarter. In addition, we made investments in our profitability and growth during the fourth quarter, including expenditures related to our pending acquisition of Civic Bank & Trust and related to our risk management initiatives.”

Selected highlights for the fourth quarter of 2015:

•	On December 14, 2015, the Company announced an agreement to acquire Civic Bank & Trust, based in Nashville, TN.

•	The Company announced the addition of an office in Nolensville, TN. The office opened on January 14, 2016.

•	The Company’s loans grew $179.4 million during the fourth quarter, and the healthcare lending team produced $53.9 million, or 30.0%, of that growth, helping to further diversify the Company’s loan portfolio.

•	Fourth quarter performance illustrates the importance of asset quality in tandem with an organically growing bank. Nonperforming assets as a percentage of total assets were 0.2% at December 31, 2015.

Full Year 2015 Results of Franklin Financial Network, Inc.

Balance Sheet Growth and Asset Quality

•	At December 31, 2015, assets totaled $2.2 billion, compared to $1.4 billion at December 31, 2014, an increase of 59.9%.

•	The strength of the local market as well as continued loan demand fueled the Company’s loan growth. Total loans, including loans held for sale, totaled $1.3 billion at December 31, 2015, an increase of $512.3 million, or 63.6%, when compared with $805.7 million at December 31, 2014.

•	The majority of the loan growth was in three categories: business lending, residential construction lending and commercial real estate lending, which grew $207.5 million, $76.7 million and $174.4 million, respectively.

•	The growth in business loans served to diversify the Company’s total loan portfolio with real estate lending concentration decreasing to 77.6% at December 31, 2015 from 89.1% at December 31, 2014.

•	Nonperforming assets as a percent of total assets were 0.2% at December 31, 2015 and 0.1% at December 31, 2014, significantly below industry averages. Nonperforming assets increased $1.6 million to $3.5 million from the December 31, 2014 total of approximately $1.9 million, primarily due to one lending relationship.

•	Investment securities grew $285.0 million, or 63.5%, during 2015, to $734.0 million. This growth is attributable to the leverage program of purchasing securities during the second and third quarters of 2015 to properly utilize the capital that was raised in the IPO during the first quarter of 2015.

•	Deposits grew to $1.8 billion at December 31, 2015 versus $1.2 billion at December 31, 2014, a growth rate of 54.8%. Year-to-date cost of interest-bearing deposits was down marginally at 0.66% at December 31, 2015, compared to 0.67% at December 31, 2014.

Profitability

•	The primary driver of increased net interest income was continued growth in earning assets (loans and investment securities). Net interest income increased 57.6% to $59.4 million for the year ended December 31, 2015, up from $37.7 million for the same period in 2014.

•	During the third quarter of 2015, the Company received a full payoff of a purchased credit-impaired loan relationship, which increased the Company’s net interest income and pre-tax earnings by nearly $1.2 million.

•	The net interest margin for the year ended December 31, 2015 was 3.59%, a decline from 3.74% at year ended December 31, 2014, due to the growth in investment securities.

•	Noninterest income for the year ended December 31, 2015, was $12.9 million, compared to $10.0 million for the year ended December 31, 2014, an increase of 29.1%. Increased mortgage loan volume and improved margins on mortgage banking accounted for $1.0 million of the increase in noninterest income when comparing the years ended December 31, 2015 and 2014. The increase in noninterest income can also be traced to fees generated by increased wealth management services.

•	Noninterest expense for the year ended December 31, 2015 was $42.1 million, a 32.8% increase over 2014 noninterest expense of $31.7 million.

Primary drivers of the increase in noninterest expense for the year ended December 31, 2015 compared with the same period in 2014 include:

•	Increased operating expense associated with the Company’s acquisition of MidSouth Bank in July of 2014 and with the overall growth of the Company.

•	Increased professional fees related to the Company’s pending acquisition of Civic Bank & Trust, the Company’s risk management initiatives, and other potential initiatives that the Company is currently assessing.

•	Expenses associated with operating as a public company.

•	The addition of a healthcare banking team during the second quarter of 2015.

•	Significant growth in both loans and deposits has allowed the Company to achieve operating economies of scale. The Company’s efficiency ratio for the year ended December 31, 2015, adjusted for the $1.2 million earned from the payoff of a large purchased credit-impaired loan during the third quarter, was 59.3% at December 31, 2015, as compared to 66.6% at December 31, 2014.

•	Provision expense for the year ended December 31, 2015, was $5.0 million versus $2.4 million for 2014. The Company’s significant loan growth drove the increase in provision for loan losses from 2014 to 2015.

“In just over eight years, by executing our banking model, we have capitalized on growth opportunities within our markets while maintaining top asset quality,” stated Herrington. “At the end of 2015, we are ahead of where we thought we would be at this point. As we move into our ninth year of operation, we plan to continue to execute the banking model we believe will lead to greater success.”

Webcast and Conference Call Information

Franklin Financial Network, Inc. will host a webcast and conference call at 9:00 a.m. (CST) on January 27, 2015 to discuss year-end 2015 results. To access the call for audio only, please call 1-844-378-6480. For the presentation and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com.

For those unable to participate in the webcast, it will be archived on the Investor Relations page of Franklin Synergy Bank’s website at www.franklinsynergybank.com for one year, with audio available for 90 days.

Founded in November 2007, Franklin Synergy Bank has seven offices in Williamson County and five offices in Rutherford County. The Bank provides deposit and loan products, treasury management, wealth management, trust and financial planning services for consumers and businesses.

The Bank’s loans surpassed $1 billion in July 2015, and assets surpassed $2 billion in September 2015. Recent FDIC data shows that Franklin Synergy Bank is the deposit share market leader in Williamson County as well as the city of Franklin, Tennessee. In Rutherford County and the city of Murfreesboro, Tennessee, the Bank ranks sixth in deposit market share.

In March 2015, Franklin Financial Network, Inc., the Bank’s parent company, completed an initial public offering. The stock trades on the New York Stock Exchange under the ticker symbol “FSB”.

Additional information about Franklin Synergy Bank is available at the Bank’s website: www.franklinsynergybank.com.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

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Franklin Financial Network, Inc.

FRANKLIN FINANCIAL NETWORK

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and due from financial institutions	$52,394	$49,347
Certificates of deposit at other financial institutions	250	250
Securities available for sale	575,838	395,705
Securities held to maturity (fair value 2015—$161,969 and 2014—$53,741)	158,200	53,332
Loans held for sale, at fair value	14,079	18,462
Loans	1,303,826	787,188
Allowance for loan losses	(11,587)	(6,680)

Net loans	1,292,239	780,508

Restricted equity securities, at cost	7,998	5,349
Premises and equipment, net	7,640	9,664
Accrued interest receivable	7,299	3,545
Bank owned life insurance	22,619	11,664
Deferred tax asset	8,920	6,780
Assets held for sale	1,640	4,080
Foreclosed assets	200	715
Servicing rights, net	3,455	3,053
Goodwill	9,124	9,124
Core deposit intangible, net	2,043	2,698
Other assets	3,344	1,551

Total assets	$2,167,282	$1,355,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$176,742	$150,337
Interest bearing	1,637,297	1,021,896

Total deposits	1,814,039	1,172,233
Federal funds purchased and repurchase agreements	101,086	39,078
Federal Home Loan Bank advances	57,000	19,000
Accrued interest payable	644	421
Other liabilities	5,697	3,296

Total liabilities	1,978,466	1,234,028
Shareholders’ equity
Senior non-cumulative preferred stock, no par value, $10,000 liquidation value: Series A, 1,000,000 shares authorized; 10,000 shares issued and outstanding at December 31, 2015 and 2014, respectively	10,000	10,000
Common stock, no par value; 20,000,000 and 10,000,000 shares authorized; 10,571,377 and 7,756,411 issued at December 31, 2015 and 2014, respectively	147,784	94,251
Retained earnings	31,352	15,372
Accumulated other comprehensive income (loss)	(320)	2,176

Total shareholders’ equity	188,816	121,799

Total liabilities and shareholders’ equity	$2,167,282	$1,355,827

FRANKLIN FINANCIAL NETWORK, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income and dividends
Loans, including fees	$15,503	$11,119	$53,574	$35,585
Securities:
Taxable	3,278	2,527	12,362	9,459
Tax-Exempt	1,176	21	2,331	81
Dividends on restricted equity securities	100	52	350	227
Federal funds sold and other	24	23	104	80

Total interest income	20,081	13,742	68,721	43,432

Interest expense
Deposits	2,725	1,493	8,688	5,301
Federal funds purchased and repurchase agreements	74	53	306	176
Federal Home Loan Bank advances	87	73	312	262

Total interest expense	2,886	1,619	9,306	5,739

Net interest income	17,195	12,123	59,415	37,693
Provision for loan losses	1,876	885	5,030	2,374

Net interest income after provision for loan losses	15,319	11,238	54,385	35,319

Noninterest income
Service charges on deposit accounts	35	16	113	53
Other service charges and fees	657	628	2,644	1,777
Net gains on sale of loans	1,386	1,588	6,959	5,814
Loan servicing fees, net of amortization of servicing assets	40	81	227	254
Gain on sales and calls of securities	304	166	833	259
Net gain (loss) on foreclosed assets	(4)	(124)	26	(96)
Wealth management	369	275	1,283	639
Other	205	200	771	1,255

Total noninterest income	2,992	2,830	12,856	9,955

Noninterest expense
Salaries and employee benefits	6,080	5,666	24,040	19,160
Occupancy and equipment	1,628	1,491	6,589	4,729
FDIC assessment expense	375	180	1,167	600
Marketing	261	258	956	728
Professional fees	1,043	446	2,425	2,040
Other	1,707	1,726	6,963	4,469

Total noninterest expense	11,094	9,767	42,140	31,726

Income before income tax expense	7,217	4,301	25,101	13,548
Income tax expense	2,553	1,466	9,021	5,134

Net income	4,664	2,835	16,080	8,414
Dividends paid on Series A preferred stock	(25)	(25)	(100)	(100)

Net income available to common shareholders	$4,639	$2,810	$15,980	$8,314

Earnings per share:
Basic	$0.44	$0.36	$1.62	$1.32
Diluted	0.41	0.34	1.54	1.27

FRANKLIN FINANCIAL NETWORK, INC.

AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED)

(Amounts in thousands, except percentages)

	Three Months Ended December 31,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$1,232,217	$15,520	5.00%	$776,927	$11,119	5.68%
Securities available for sale(6)	584,826	3,686	2.50%	343,693	2,168	2.50%
Securities held to maturity(6)	147,236	1,529	4.12%	54,768	380	2.75%
Certificates of deposit at other financial institutions	250	1	1.59%	250	1	1.59%
Federal funds sold and other(2)	44,952	123	1.09%	35,912	74	0.82%

TOTAL INTEREST EARNING ASSETS	$2,009,481	$20,859	4.12%	$1,211,550	$13,742	4.50%
Allowance for loan losses	(10,454)			(6,214)
All other assets	78,877			66,245

TOTAL ASSETS	$2,077,904			$1,271,581
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$262,076	$201	0.30%	$221,337	$102	0.18%
Money market	504,715	698	0.55%	359,317	572	0.63%
Savings	41,004	47	0.45%	28,586	34	0.47%
Time deposits	784,194	1,780	0.90%	331,803	785	0.94%
Federal Home Loan Bank advances	57,000	87	0.61%	27,674	73	1.05%
Federal funds purchased and other(3)	53,122	73	0.55%	32,677	53	0.64%

TOTAL INTEREST BEARING LIABILITIES	$1,702,111	$2,886	0.67%	$1,001,394	$1,619	0.64%
Demand deposits	179,689			145,530
Other liabilities	7,644			5,017
Total shareholders’ equity	188,460			119,640

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,077,904			$1,271,581
NET INTEREST SPREAD(4)(6)			3.45%			3.86%
NET INTEREST INCOME(6)		$17,973			$12,123
NET INTEREST MARGIN(5)(6)			3.55%			3.97%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates for 2015 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2014 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

	Year ended December 31,
	2015			2014
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$1,009,130	$53,647	5.32%	$609,714	$33,585	5.51%
Securities available for sale(6)	545,878	13,314	2.44%	307,723	7,961	2.59%
Securities held to maturity(6)	80,932	2,887	3.57%	57,576	1,579	2.74%
Certificates of deposit at other financial institutions	250	6	2.40%	126	3	2.38%
Federal funds sold and other(2)	48,883	449	0.92%	33,017	304	0.92%

TOTAL INTEREST EARNING ASSETS	$1,685,073	$70,303	4.17%	$1,008,156	$43,432	4.31%
Allowance for loan losses	(8,398)			(5,655)
All other assets	74,022			47,188

TOTAL ASSETS	$1,750,697			$1,049,689
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Interest checking	$268,745	$806	0.30%	$198,832	$510	0.26%
Money market	464,588	2,616	0.56%	300,643	$2,037	0.68%
Savings	35,779	164	0.46%	24,088	$117	0.49%
Time deposits	545,405	5,102	0.94%	273,006	$2,637	0.97%
Federal Home Loan Bank advances	46,447	312	0.67%	28,510	$262	0.92%
Federal funds purchased and other(3)	48,789	306	0.63%	23,914	$176	0.74%

TOTAL INTEREST BEARING LIABILITIES	$1,409,753	$9,306	0.66%	$848,993	$5,739	0.68%
Demand deposits	164,284			100,105
Other liabilities	7,727			3,024
Total shareholders’ equity	168,933			97,567

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,750,697			$1,049,689
NET INTEREST SPREAD(4)(6)			3.51%			3.63%
NET INTEREST INCOME(6)		$60,997			$37,693
NET INTEREST MARGIN(5)(6)			3.62%			3.74%

(1)	Loan balances include both loans held in the Bank’s portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates for 2015 include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis. Due to immateriality, interest income and rates for 2014 exclude the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC.

SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)

(Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Income Statement Data ($):
Interest income	20,081	19,301	15,413	13,926	13,742
Interest expense	2,886	2,565	2,086	1,769	1,619
Net interest income	17,195	16,736	13,327	12,157	12,123
Provision for loan losses	1,876	1,724	805	625	885
Noninterest income	2,992	3,798	2,851	3,215	2,830
Noninterest expense	11,094	10,853	10,572	9,621	9,767
Net Income before taxes	7,217	7,957	4,801	5,126	4,301
Income tax expense	2,553	2,807	1,667	1,994	1,466
Net income	4,664	5,150	3,134	3,132	2,835
Net income available to common shareholders	4,639	5,125	3,109	3,107	2,810
Earnings per share, basic	0.44	0.49	0.30	0.39	0.36
Earnings per share, diluted	0.41	0.46	0.28	0.37	0.34
Profitability (%)
Return on average assets	0.89	1.07	0.79	0.90	0.88
Return on average equity	9.82	11.25	7.00	10.14	9.40
Return on average tangible common equity	11.01	12.70	7.89	12.18	11.42
Efficiency ratio	54.95	52.85	65.35	62.59	65.32
Net Interest margin(1)	3.39	3.60	3.51	3.65	3.97
Balance Sheet Data ($):
Loans (including HFS)	1,317,905	1,138,492	979,033	897,001	805,650
Loan loss reserve	11,587	9,744	8,016	7,308	6,680
Cash	52,394	47,658	43,413	48,580	49,347
Securities	734,038	756,554	681,999	507,170	449,037
Goodwill	9,124	9,124	9,124	9,124	9,124
Intangible assets	2,107	2,249	2,414	2,585	2,762
Assets	2,167,282	2,002,538	1,766,752	1,509,430	1,355,827
Deposits	1,814,039	1,714,594	1,491,986	1,271,602	1,172,233
Liabilities	1,978,466	1,814,928	1,589,671	1,330,889	1,234,028
Total equity	188,816	187,610	177,081	178,541	121,799
Common equity	178,816	177,610	167,081	168,541	111,799
Tangible Common equity	167,586	166,237	155,543	156,832	99,913
Asset Quality (%)
Nonperforming loans/ total loans (excludes HFS)	0.25	0.07	0.10	0.14	0.15
Nonperforming assets / total loans(2) + OREO	0.27	0.09	0.12	0.19	0.24
Loan loss reserve / total loans (excludes HFS)	0.89	0.87	0.83	0.84	0.85
Net charge-offs / average loans	0.01	0.00	0.04	0.00	0.04
Capital (%)
Tangible common equity to tangible assets	7.77	8.35	8.86	10.47	7.43
Leverage ratio(3)	8.27	8.67	10.19	11.41	8.57
Tier 1 common ratio(3)	7.93	10.92	12.29	14.01	10.51
Tier 1 risk-based capital ratio(3)	10.33	11.40	12.86	14.95	11.58
Total risk-based capital ratio(3)	10.92	12.07	13.50	15.64	12.30

(1)	Net interest margins shown in the table above do not include tax-equivalent adjustments.
(2)	Total loans in this ratio exclude loans held for sale.
(3)	Capital ratios for December 31, 2015 are estimates, since the Company’s quarterly regulatory reports have not yet been filed.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

•	“Common shareholders’ equity” is defined as total shareholders’ equity at end of period less the liquidation preference value of the preferred stock;

•	“Tangible common shareholders’ equity” is common shareholders’ equity less goodwill and other intangible assets;

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets;

•	“Other intangible assets” is defined as the sum of core deposit intangible and SBA servicing rights;

•	“Tangible book value per share” is defined as tangible common shareholders’ equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;

•	“Tangible common shareholders’ equity ratio” is defined as the ratio of tangible common shareholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;

•	“Return on Average Tangible Common Equity” is defined as net income available to common shareholders divided by average tangible common shareholders’ equity;

•	“Efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income;

•	“Adjusted yield on loans” is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet;

•	“Net interest margin” is defined as annualized net interest income divided by average interest-earning assets for the period;

•	“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio and premiums for acquired time deposits. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion and accretion of net discounts and premiums related to deposits is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total shareholders’ equity	$188,816	$187,610	$177,081	$178,541	$121,799
Less: Preferred stock	10,000	10,000	10,000	10,000	10,000

Total common shareholders’ equity	178,816	177,610	167,081	168,541	111,799
Less: Goodwill and other intangible assets	11,231	11,373	11,538	11,709	11,886

Tangible common shareholders’ equity	$167,585	$166,237	$155,543	$156,832	$99,913
Common shares outstanding	10,571,377	10,524,630	10,502,671	10,465,930	7,756,411

Tangible book value per share	$15.85	$15.80	$14.81	$14.99	$12.88

Net income available to common shareholders	$4,639	$5,125	$3,109	$3,107	$2,810
Average tangible common equity	167,151	160,071	157,959	103,475	97,630

Return on average tangible common equity	11.01%	12.70%	7.89%	12.18%	11.42%

Efficiency Ratio:
Net interest income	$17,195	$16,736	$13,327	$12,157	$12,123
Noninterest income	2,992	3,798	2,851	3,215	2,830

Operating revenue	20,187	20,534	16,178	15,372	14,953
Expense
Total noninterest expense	11,094	10,853	10,572	9,621	9,767

Efficiency ratio	54.96%	52.85%	65.35%	62.59%	65.32%

Reported yield on loans(1)	4.99%	5.60%	5.37%	5.35%	5.67%
Effect of accretion income on acquired loans	(0.11%)	(0.42%)	(0.32%)	(0.28%)	(0.36%)

Adjusted yield on loans	4.88%	5.18%	5.05%	5.07%	5.31%

Reported net interest margin(1)	3.39%	3.60%	3.51%	3.65%	3.97%
Effect of accretion income on acquired loans	(0.07%)	(0.24%)	(0.19%)	(0.18%)	(0.23%)
Effect of premium amortization of acquired deposits	(0.00%)	(0.00%)	(0.01%)	(0.01%)	(0.02%)

Adjusted net interest margin	3.32%	3.36%	3.31%	3.46%	3.72%

(1)	The yields and margins reported in the table above do not include any tax-equivalent adjustments.